                                                                  Exhibit (p.10)

                          CODE OF ETHICS CERTIFICATION

I hereby certify that:

     -    I have read and understand the Code;

     -    I am subject to the Code;

     - I have complied and will continue to comply with the requirements of the Code; and

     - I have disclosed and will continue to disclose all personal securities transactions required to be disclosed pursuant to the Code.


                                          --------------------------------------
                                                        (Signature)


                                          --------------------------------------
                                                       (Print Name)


                                          --------------------------------------
                                                          (Date)

                              ALGER CODE OF ETHICS

                           I. PURPOSE AND CONSTRUCTION

     This Code of Ethics (the "Code") is adopted by Fred Alger Management, Inc. ("Alger Management"), Fred Alger & Company, Incorporated ("Alger & Company"), Alger Shareholder Services, Inc. ("Shareholder Services") and each investment company for which Alger Management serves as investment adviser (individually referred to as a "Fund" and collectively referred to as the "Funds"). This Code establishes procedures designed:

          (1) to prevent and detect violations of certain provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations thereunder;

          (2) to ensure that Access Persons comply with their fiduciary obligations to the Funds; and

          (3) to prevent Access Persons with access to certain information from engaging in investment activities that might be harmful to the interests of the Funds or that might enable Access Persons to profit illicitly from their relationship with Alger Management and the Funds.

                                 II. DEFINITIONS

     A. "Access Person" means:

          (1) any director, trustee or officer of the Funds, Alger Management, Alger & Company or Shareholder Services; and

          (2) all other employees of Alger Management, Alger & Company, and Shareholder Services.

     B. "Advisory Person" means:

          (1) any Alger Management, Alger & Company, Shareholder Services or Fund employee (or any employee of a company in a control relationship with these entities) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          (2) any natural person in a control relationship with Alger Management, Alger & Company or a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by the Fund.

     C. "Affiliated Person" of another person means:

          (1) any person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;

          (2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;

          (3) any person directly or indirectly controlling, controlled by or under common control with such other person;

          (4) any officer, director, partner, co-partner or employee of such other person;

          (5) should such other person be an investment company, any investment adviser thereof or any member of an advisory board thereof; or

          (6) should such other person be an unincorporated investment company not having a board of directors, the depositor thereof.

     D. "Beneficial Ownership" shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) of the 1934 Act, i.e., a person must have a "direct or indirect pecuniary interest" to have "Beneficial Ownership." Although the following list is not exhaustive, under the Rule and this Code a person generally would be regarded to be the beneficial owner of the following securities:

          (1) securities held in the person's own name;

          (2) securities held with another in joint tenancy, community property or other joint ownership;

          (3) securities held by a bank or broker as nominee or custodian on such person's behalf or pledged as collateral for a loan;

          (4) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

          (5) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

          (6) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

          (7) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

          (8) securities held by a general partnership or limited partnership in which the person is a general partner;

          (9) securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

          (10) securities in a portfolio giving the person certain performance-related fees; or

          (11) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

     E. "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed unable to be subject to control, as defined herein.

     F. "Disinterested Fund Director" means a Fund director/trustee who is not an officer, director, trustee or employee of Alger Management or who is not otherwise an "interested person" of such Fund as defined in the 1940 Act,
Section 2(a)(19).

     G. "Personal Securities Transaction" means a transaction in a Security in which an individual has or thereby acquires Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such a Security is involved, regardless of whether the transaction is effected by that person or by some other person (such as an immediate family member). However, a person shall not be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such transaction is executed through a pre-established automatic investment plan or dividend reinvestment plan.

     H. "Portfolio Manager" means an Alger Management employee entrusted with the direct responsibility and authority to make investment decisions with respect to a Fund.

     I. "Purchase or Sale of a Security" includes any contract to purchase or sell a Security, such as, for example, the writing of an option to purchase or sell a Security.

     J. "Security" has the meaning set forth in the 1940 Act, Section 2(a)(36) (i.e., "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a 'security,' or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing"), except that it shall not include:

          (1) direct obligations of the U.S. government;

          (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; or

          (3) shares issued by open-end investment companies.

     K. "Security Held or to be Acquired" means any Security which, within the most recent fifteen (15) days (i) is or has been held by the Fund, (ii) is being considered by the Fund or Alger Management for purchase by the Fund; or (iii) any option to purchase or sell, and any security convertible into or exchangeable for, any Security that is held or to be acquired by the Fund.

                                III. RESTRICTIONS

     A. Non-disclosure of Information. An Access Person shall not divulge to any person contemplated or completed securities transactions of any Fund, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

     B. Proscribed Activities. No Access Person shall engage in any activity prohibited by the 1940 Act, Rule 17j-1(a). As a general matter, this provision prohibits Access Persons, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by a Fund, from:

          (1) using any device, scheme or artifice to defraud any Fund;

          (2) making to any Fund an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (3) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

          (4) engaging in any manipulative practice with respect to any Fund.

The foregoing conduct also may violate other antifraud provisions of the federal securities laws.

     C. Prohibition on Trading While in Possession of Material Non-Public Information. No Access Person may seek any benefit for himself or herself, a Fund, or anyone else from material, non-public information about issuers, whether or not the securities of such issuers are held in Fund portfolios or suitable for inclusion in their portfolios. Any Access Person who believes he or she is in possession of such information should contact a Compliance Officer immediately. This prohibition does not preclude an Access Person from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available.

     D. Obligation to Exercise Best Judgment. An Advisory Person shall act in his or her best judgment in effecting or recommending, or deciding not to effect or recommend, any transaction on behalf of a Fund. An Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by or on behalf of a Fund.

     E. General Principles of Personal Investing. No Access Person shall engage in any Personal Securities Transaction that he or she has reason to believe will be detrimental to the best interests of any Fund. When engaging in Personal Securities Transactions, an Access Person shall:

          (1) place the interests of the Funds and Alger clients' investment accounts first;

          (2) conduct such transactions in a manner consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of any such person's position of trust and responsibility as an Access Person; and

          (3) not take inappropriate advantage of such person's position in relationship to the Funds.

     The types of securities to which this Code applies are set forth in the definition of Security in Section II(J) hereof. Personal Securities Transactions involving the types of instruments excluded from that definition are not subject to the provisions of this Code.

     F. Limitations on Personal Securities Transactions.

          (1) Limitations Related to Timing of Transactions. The timing of Personal Securities Transactions shall be limited as follows:

               (a) An Access Person may not execute a Personal Securities Transaction at a time when any Portfolio Manager is considering the purchase or sale of that Security. If the Fund is in the middle of a buying or selling program for that Security, the program must be completed before the Access Person may execute his or her transaction.

               (b) An Access Person may not recommend any Securities transaction by a Fund without having disclosed his or her interest in such Securities or the issuer thereof, including without limitation:

                    (i) direct or indirect beneficial ownership of any
               Securities of the issuer;

                    (ii) any position with the issuer or its affiliates; or

                    (iii) any present or proposed business relationship between the issuer or its affiliates and such person or any party in which such person has a significant interest.

               (c) A Portfolio Manager shall not engage in a Personal Securities Transaction to buy or sell a Security within a period of seven (7) business days before or after a Fund that he or she manages trades in that same Security unless one of the following situations exists:

                    (i) The Fund receives a better price on its transaction made within seven (7) days of the Portfolio Manager's transaction;

                    (ii) A Portfolio Manager whose recommendation to purchase or sell a Security by a Fund is overruled by senior management of Alger Management, may purchase or sell that security for his or her own account. If senior management subsequently changes its position regarding that security and decides to purchase or sell the security for a Fund within seven (7) days of the Portfolio Manager's transaction for his or her own account, the Fund's purchase or sale will not require disgorgement by the Portfolio Manager; or

                    (iii) The Portfolio Manager can demonstrate that a hardship exists which requires the sale of the security within the prohibited time period.

               (d) An Advisory Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within any sixty (60) day period unless the Security is not held by a Fund and is not eligible for purchase by a Fund. A Compliance Officer will consider exemptions to this prohibition on a case-by-case basis when it is clear that no abuse is involved and the equities of the situation strongly support an exemption.

               (e) Any profits realized on trades within the proscribed periods must be disgorged to the appropriate Fund or to charity.

          (2) Initial Public Offerings. An Advisory Person may not acquire any Securities in an initial public offering.

          (3) Private Placement Limitations. An Advisory Person shall not engage in any Personal Securities Transaction that involves an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 (a "private placement"), without the express prior written approval of a Compliance Officer.

          An Advisory Person who has a Beneficial Ownership interest in any Securities obtained through a private placement must disclose this interest to a Compliance Officer if and when he or she becomes involved in any subsequent consideration of an investment in the securities of the same issuer for any Fund. In such case, the decision to invest in the Securities of such an issuer on behalf of the Fund shall be subject to the review and approval of an Advisory Person appointed by a Compliance Officer who has no personal interest in the issuer.

          (4) Application to Disinterested Fund Directors. The restrictions on Personal Securities Transactions set forth in this Section III(F) shall not apply to Disinterested Fund Directors.

     G. Pre-clearance of Personal Securities Transactions. All Access Persons must pre-clear their Personal Securities Transactions with a Compliance Officer.

     - A Compliance Officer must pre-clear the personal securities transactions of all Access Persons with the Portfolio Managers in addition to the trading desk.

     -    Any approval will be valid only for the day on which it is granted.

     The pre-clearance requirements set forth in this Section III(G) shall not apply to Disinterested Fund Directors.

     H. Copies of Brokerage Reports. All Access Persons should direct their brokers to supply duplicate copies of all confirmations and periodic statements to a Compliance Officer.

                           IV. REPORTING REQUIREMENTS

     A. Initial Holding Report. No later than ten (10) days after a person becomes an Access Person, he or she shall submit a report to a Compliance Officer containing the following information:

          (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when he or she became an Access Person;

          (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for his or her direct or indirect benefit as of the date he or she became an Access Person; and

          (3) the date on which the report is submitted.

     B. Quarterly Report. No later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report containing the following information:

          (1) with respect to transactions during the quarter in any Security in which he or she had any direct or indirect Beneficial Ownership:

               (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

               (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c) the price at which the transaction was effected;

               (d) the name of the broker-dealer or bank with or through whom the transaction was effected; and

               (e) the date on which the report is submitted.

          (2) with respect to any account established by the Access Person in which any securities were held during the quarter for his or her direct or indirect benefit:

               (a) the name of the broker-dealer or bank with whom the account was established;

               (b) the date the account was established; and

               (c) the date on which the report is submitted.

     C. Annual Holding Reports. Each Access Person shall submit an annual report to a Compliance Officer containing the following information, which must be current as of a date no more than thirty (30) days before the report is submitted:

          (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

          (2) the name of any broker-dealer or bank with whom the Access Person maintains an account in which any securities are held for his or her direct or indirect benefit; and

          (3) the date on which the report is submitted.

     D. Limitations on Reporting Requirements. No one shall be required to make a report under this Article IV:

          (1) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

          (2) if such a person is a Disinterested Fund Director, except that such Disinterested Fund Director shall file a quarterly report pursuant to
     Section IV(B) hereof in an instance where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of a Fund, should have known that during the fifteen (15) day period immediately before or after the date of the transaction in a Security by the director, a Fund purchased or sold the Security or such purchase or sale by a Fund was considered by the Fund or Alger Management; or

          (3) with respect to quarterly transaction reports only, a report would duplicate information contained in broker trade confirmations or account statements received by a Compliance Officer, provided that all of the information required to be included in the quarterly report must be contained in the broker trade confirmations or account statements, or in the records of the Funds, Alger Management, Alger & Company, or Shareholder Services.

     E. Filing of Reports. All reports prepared pursuant to this Article IV shall be filed with a Compliance Officer, except that reports relating to a Compliance Officer, or to any individual designated by a Compliance Officer to review reports prepared pursuant to this Article IV, shall be filed with the Executive Vice President of Alger Management.

     F. Annual Report to Boards of Directors. The Funds, Alger Management, Alger & Company and Shareholder Services must furnish to the Funds' Board of Directors/Trustees an annual report that:

          (1) describes any issues arising under the Code of Ethics and procedures since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

          (2) certifies that the Funds, Alger Management, Alger & Company and Shareholder Services have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                                  V. SANCTIONS

     Upon discovering that an Access Person has not complied with the requirements of this Code, the Board of Directors/Trustees of Alger Management, Alger & Company, Shareholder Services or of any Fund may impose on that person whatever sanctions the Board deems appropriate, including, among other things, censure, suspension or termination of employment.

                           VI. GIFTS AND DIRECTORSHIPS

     A. Gifts. No Access Person may accept any gift or other thing of more than de minimis value from any person or entity that does business with Alger Management, Alger & Company, or Shareholder Services with respect to any Fund.

     B. Service as Director. Access Persons must obtain prior authorization of a Compliance Officer to serve on the board of directors of a publicly traded company. Such authorization will be based on a determination that the board service would be consistent with the interests of the Funds and their shareholders. Should any Access Person receive such authorization, any transaction by any Fund involving the securities of any such publicly traded company while such Access Person is serving as a director will be required to be approved in advance, in writing, by a Compliance Officer.

     C. Application to Disinterested Fund Directors. The restrictions set forth in Sections VI(A) and (B) above shall not apply to Disinterested Fund Directors.

                          VII. MISCELLANEOUS PROVISIONS

     A. Identification of Code of Ethics Classifications. Alger Management shall identify all Advisory Persons and Portfolio Managers and inform them of such classification under the Code.

     B. Maintenance of Records. Alger Management shall, on its own behalf and on behalf of the Funds and Alger & Company, maintain and make available records with respect to the implementation of the Code in the manner and for the time required by the federal securities laws, including without limitation, the 1940 Act, Rule 17j-1(d).

     C. Annual Certification of Compliance. All Access Persons shall sign a certificate to be presented to the Adviser each calendar year certifying that:

     o    they have read and understood the Code;

     o    they are subject to the Code;

     o    they have complied with the requirements of the Code; and

     o they have disclosed all Personal Securities Transactions required to be disclosed under the Code.

     D. Confidentiality. All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

     E. Other Laws, Rules and Statements of Policy. Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure adopted by Alger Management, Alger & Company, Shareholder Services or a Fund governing the conduct of such person.

     Effective Date. The effective date of this Code shall be May 9, 2000.

                              PIMCO CODE OF ETHICS

                           Effective February 1, 2004

                                  INTRODUCTION

                               GENERAL PRINCIPLES

     This Code of Ethics ("Code") is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company LLC ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of Funds and other clients (together with the Funds, the "ADVISORY CLIENTS") for which PIMCO serves as an advisor or sub-advisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

     At all times, you must observe the following GENERAL RULES:

     1. YOU MUST PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse.

          Your fiduciary obligation applies not only to your personal trading activities but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security or Futures Contract you owned for the purpose of increasing the value of that Security or Futures Contract. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security or Futures Contract that might be an appropriate investment for an Advisory Client without first considering the Security or Futures Contract as an investment for the Advisory Client.

     2. YOU MUST CONDUCT ALL OF YOUR PERSONAL INVESTMENT TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA L.P. ("ADAM") INSIDER TRADING POLICY AND PROCEDURES (THE "ADAM INSIDER TRADING POLICY") AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the APPEARANCE of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL INVESTMENT TRANSACTIONS and you must comply with the policies and procedures set forth in the ADAM Insider Trading Policy, which is attached to this Code as Appendix II. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal trading.

     3. YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE AS A DIRECTOR. Doubtful situations should be resolved against your personal interest.

                         THE GENERAL SCOPE OF THE CODE'S
                 APPLICATIONS TO PERSONAL INVESTMENT ACTIVITIES

     The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS Funds, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500 index. For its Convertible Fund and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

     Rule 17j-1 under the Investment Company Act requires REPORTING of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements those reporting requirements as well as additional reporting requirements that PIMCO has adopted in light of regulatory developments regarding trading in mutual fund shares.

     However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places RESTRICTIONS on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Although equities are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in such equity securities. On the other hand, this Code does require reporting and restrict trading in certain Futures Contracts that, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

     This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                          THE ORGANIZATION OF THE CODE

     The remainder of this Code is divided into three sections. The first section concerns PERSONAL INVESTMENT TRANSACTIONS. The second section describes the restrictions on GIFTS AND SERVICE AS A DIRECTOR. The third section summarizes the methods for ensuring COMPLIANCE under the Code. In addition, the following APPENDICES are also a part of this Code:

I.     Definitions of Capitalized Terms
II.    The ADAM Insider Trading Policy
III.   Form for Acknowledgment of Receipt of this Code
IV.    Form for Annual Certification of Compliance with this Code
V.     Form for Initial Report of Accounts
VI.    Form for Quarterly Report of Investment Transactions
VII.   Form for Annual Holdings Report
VIII.  Preclearance Request Form
IX. Preclearance Request Form for an Investment Transaction in a PIMCO Closed End Fund
X.     PIMCO Compliance Officers

                                    QUESTIONS

     Questions regarding this Code should be addressed to a Compliance Officer listed on Appendix X.

                        PERSONAL INVESTMENT TRANSACTIONS

                                   IN GENERAL

     Subject to the limited exceptions described below, you are required to REPORT all Investment Transactions in SECURITIES AND FUTURES CONTRACTS made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must PRECLEAR certain Investment Transactions in SECURITIES AND FUTURES CONTRACTS THAT PIMCO HOLDS OR MAY ACQUIRE ON BEHALF OF AN ADVISORY CLIENT, INCLUDING CERTAIN INVESTMENT TRANSACTIONS IN RELATED SECURITIES.

     The details of these reporting and preclearance requirements are described below. This Code uses a number of acronyms and capitalized terms, e.g. ADAM, Advisory Client, Advisory Employee, Beneficial Ownership, Code, Compliance Officer, Designated Equity Security, Duplicate Broker Reports, Exempt Security, Fixed Income Security, Fund, Futures Contract, Immediate Family, Initial Public Offering, Insider Trading Policy, Investment Company Act, Investment Transaction, Money Market Fund, Mutual Fund, Mutual Fund Security, PAD, Personal Account, PIMCO, Portfolio Employee, Private Placement, Qualified Foreign Government, Related Account, Related Security, Relevant Debt Security, Security, and Tax-Exempt Municipal Bond. The definitions of these acronyms and capitalized terms are set forth in Appendix I. TO UNDERSTAND YOUR RESPONSIBILITIES UNDER THE CODE, IT IS IMPORTANT THAT YOU REVIEW AND UNDERSTAND THE DEFINITIONS IN APPENDIX I.

                              REPORTING OBLIGATIONS

     Notification Of Reporting Obligations

     As an Advisory Employee, you are required to report accounts and Investment Transactions in accordance with the requirements of this Code.

     Use Of Broker-Dealers And Futures Commission Merchants

     Unless you are an independent director, YOU MUST USE A REGISTERED BROKER-DEALER OR REGISTERED FUTURES COMMISSION MERCHANT to engage in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of an Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Investment Transaction in publicly-traded Securities or Publicly-Traded Futures Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant. For transactions involving a Mutual Fund Security that may be sold directly by a Mutual Fund, you may transact purchases or sales of these shares with the Mutual Fund's transfer agent or other designated entity.

     Initial Report

     Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (e.g. promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix V.

     On that same form you shall supply the name of any broker, dealer, transfer agent, bank or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

     In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

     1. A description of the Security or Futures Contract, including its name or title;

     2. The quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount (in dollars) of the Security or Futures Contract; and

     3. The name of any broker, dealer, transfer agent, bank or futures commission merchant with which you maintained an account in which the Security or Futures Contract is held.

     New Accounts

     Immediately upon the opening of a NEW Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with the name of the broker, dealer, transfer agent, bank or futures commission merchant for that account, the identifying number for that Personal Account or Related Account, and the date the account was established.

     Timely Reporting Of Investment Transactions

     You must cause each broker, dealer, transfer agent, bank or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all Investment Transactions in that account and of periodic statements for that account ("Duplicate Broker Reports").

     In addition, you must report to a Compliance Officer, on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was established without the use of a broker, dealer, transfer agent, bank or futures commission merchant.

     Quarterly Certifications And Reporting

     At the end of the first, second and third calendar quarters, a Compliance Officer will provide you with a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract. Within 10 days after the end of that calendar quarter, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely Duplicate Broker Reports for the calendar quarter just ended, and (b) the broker, dealer, transfer agent, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely Duplicate Broker Reports for that account.

     You shall provide, on a copy of the form attached hereto as Appendix VI, the following information for each Investment Transaction during the calendar quarter just ended, to the extent that the Duplicate Broker Reports for that calendar quarter did not supply this information to PIMCO:

     1. The date of the Investment Transaction, the title, the interest rate and maturity date (if applicable), the number of shares or contracts, and the principal amount of each Security or Futures Contract involved;

     2. The nature of the Investment Transaction (i.e. purchase, sale or any other type of acquisition or disposition);

     3. The price of the Security or Futures Contract at which the transaction was effected; and

     4. The name of the broker, dealer, transfer agent, bank, or futures commission merchant with or through which the transaction was effected.

     You shall provide similar information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VII, which form shall also be used for the Annual Holdings Report described below.

     Annual Holdings Reports

     At the end of each calendar year, a Compliance Officer will provide to you promptly a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or a Futures Contract during that calendar year. Within 10 days after the end of that calendar year, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial Ownership interest as of the end of that calendar year and for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year, and (b) the broker, dealer, transfer agent, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.

     You shall provide, on a copy of the form attached hereto as Appendix VII, the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously referenced account statements have not supplied or will not supply this information to PIMCO:

     1. The title, quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

     2. The name of any broker, dealer, transfer agent, bank or futures commission merchant with which you maintain an account in which any such Securities or Futures Contracts have been held or are held for your benefit.

     In addition, you shall also provide, on that same form, Investment Transaction information for the fourth quarter of the calendar year just ended. This information shall be of the type and in the form required for the quarterly reports described above.

     Effective as of February 1, 2004, all of the Reporting Obligations described above shall apply to MUTUAL FUND SECURITIES (OTHER THAN MONEY MARKET FUNDS) in which you have a Beneficial Ownership interest. Mutual Fund Securities no longer are Exempt Securities for purposes of this Code.

     Related Accounts

     The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

     It is important for you to recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker, dealer, transfer agent, bank or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account.

     Exemptions From Reporting

     You need not report Investment Transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

     You also need not report Investment Transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker, dealer, transfer agent, bank or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities. This exemption from reporting shall end immediately, however, at such time as there is an Investment Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                       PROHIBITED INVESTMENT TRANSACTIONS

     Initial Public Offerings of Equity Securities

     If you are a Portfolio Employee (as defined in Appendix I), you may not acquire Beneficial Ownership of any equity Security in an Initial Public Offering.

     Private Placements and Initial Public Offering of Debt Securities

     You may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), or acquire a Beneficial Ownership interest in any debt Security in an Initial Public Offering unless you have received the prior written approval of the Chief Executive Officer of PIMCO or of a Compliance Officer listed on Appendix X. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

     If, after receiving the necessary approval, you have acquired a Beneficial Ownership interest in a debt Security through an Initial Public Offering or in a Security through a Private Placement, you must DISCLOSE that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of that Security, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have a Beneficial Ownership interest in any Security of that issuer.

     Allianz AG

     You may not engage in any Investment Transaction in Securities of Allianz AG, except during the trading windows applicable to such transactions.

                                  PRECLEARANCE

     All Investment Transactions in Securities and Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless an Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

     Preclearance Procedure

     Preclearance shall be requested by completing and submitting a copy of the applicable preclearance request form attached hereto as Appendix VIII or Appendix IX to a Compliance Officer. No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

     The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the Investment Transaction for which preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

     Before deciding whether to authorize an Investment Transaction in a particular Security or Futures Contract, the Compliance Officer shall determine and consider, based upon the information reported or known to that Compliance Officer, whether within the most recent 15 days: (a) the Security, the Futures Contract or any Related Security is or has been held by an Advisory Client, or
(b) is being or has been considered for purchase by an Advisory Client. The Compliance Officer shall also determine whether there is a pending BUY or SELL order in the same Security or Futures Contract, or in a Related Security, on behalf of an Advisory Client. If such an order exists, authorization of the personal Investment Transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

     Exemptions From Preclearance

     Preclearance shall NOT be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

          Investment Transactions Exempt From Preclearance

     Preclearance shall NOT be required for any of the following Investment
Transactions:

     1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker, dealer, bank, futures commission merchant, investment adviser, commodity trading advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

     2.   Purchases of Securities under dividend reinvestment plans.

     3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities in which you have a Beneficial Ownership interest.

     4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

          Securities Exempt From Preclearance Regardless Of Transaction Size

     Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities, regardless of the size of that transaction:

     1. All Exempt Securities as defined in Appendix I, i.e. U.S. Government Securities, shares in Money Market Funds, and high quality short-term debt instruments.

     2. All Mutual Fund Securities as defined in Appendix I, and closed end funds (other than any fund for which PIMCO serves as the investment advisor or sub-advisor), and rights distributed to shareholders in closed end funds or Mutual Fund Securities.

     3.   All options on any index of equity Securities.

     4. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     5. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

     6. EXCEPT FOR DESIGNATED EQUITY SECURITIES (as defined in Appendix I and discussed below), all equity Securities or options, warrants or other rights to equity Securities.

          Securities Exempt from Preclearance Depending On Transaction Size

     Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds (which thresholds may be increased or decreased by PIMCO upon written notification to employees in the future depending on the depth and liquidity of the markets for these Fixed Income Securities or Tax-Exempt Municipal Bonds):

     1. Purchases or sales of up to $1,000,000 (in market value or face amount whichever is greater) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

     2. Purchases or sales of the following dollar values (measured in market value or face amount, whichever is greater) of corporate debt Securities, mortgage-backed and other asset-backed Securities, Tax-Exempt Municipal Bonds, taxable state, local and municipal Fixed Income Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments (hereinafter collectively referred to as "Relevant Debt Securities"):

          a. Purchases or sales of up to $100,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was less than $50 million;

          b. Purchases or sales of up to $500,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $50 million but less than $100 million; or

          c. Purchases or sales of up to $1,000,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $100 million.

          Preclearance of Designated Equity Securities

     If a Compliance Officer receives notification from a Portfolio Employee that an equity Security or an option, warrant or other right to an equity Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security or option, warrant or other right to an equity Security is now a "Designated Equity Security." A current list of Designated Equity Securities (if any) will also be available on the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Equity Security or a Related Security during the period when that designation is in effect.

          Futures Contracts Exempt From Preclearance Regardless Of Transaction Size

     Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "Futures Contract" includes a futures option):

     1.   Currency Futures Contracts.

     2.   U.S. Treasury Futures Contracts.

     3.   Eurodollar Futures Contracts.

     4.   Futures Contracts on any index of equity Securities.

     5. Futures Contracts on physical commodities or indices thereof (e.g. contracts for future delivery of grain, livestock, fiber or metals, whether for physical delivery or cash).

     6.   Privately-Traded Contracts.

          Futures Contracts Exempt From Preclearance Depending On Transaction
          Size

     Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

     1. Purchases or sales of up to 50 PUBLICLY-TRADED FUTURES CONTRACTS to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     2. Purchases or sales of up to 10 OF EACH OTHER INDIVIDUAL PUBLICLY-TRADED FUTURES CONTRACT if the open market interest for such Futures Contract as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day Federal Funds Futures Contract.

     For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase 50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Future Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

          Additional Exemptions From Preclearance

     PIMCO's Chief Compliance Officer, in consultation with PIMCO's Chief Legal Officer, may exempt other classes of Investment Transactions, Securities or Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

          Preclearance Required

     Given the exemptions described above, preclearance shall be required for Investment Transactions in:

     1.   Designated Equity Securities.

     2. Relevant Debt Securities in excess of the per calendar month per issuer thresholds specified for purchases or sales of those Securities in paragraph 2 under "Securities Exempt from Preclearance Depending on Transaction Size."

     3. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

     4. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1), (2), or (3) above.

     5. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     6. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from preclearance regardless of transaction size.

     7. Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

     8. Any closed end fund for which PIMCO serves as the investment advisor or sub-advisor (i.e., PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Municipal Income Fund, PIMCO California Municipal Income Fund, PIMCO New York Municipal Income Fund, PIMCO Corporate Income Fund or any other closed end fund which PIMCO may advise from time to time).

                     HOLDING PERIODS FOR CERTAIN INVESTMENTS

     An Advisory Employee may not, within 60 calendar days, purchase and sell, or sell and purchase, the same FIXED INCOME SECURITY, TAX-EXEMPT MUNICIPAL BOND OR RELATED SECURITY in any account(s) in which the Advisory Employee has a Beneficial Ownership interest.

     An Advisory Employee may not, within 6 months, purchase and sell, or sell and purchase, SHARES OF A CLOSED END FUND for which PIMCO serves as investment advisor or sub-advisor in any account(s) in which the Advisory Employee has a Beneficial Ownership interest. As described below, different minimum holding periods apply to Investment Transactions in MUTUAL FUND SECURITIES (which do not include closed end Funds).

     A Portfolio Employee may not, within 60 calendar days, purchase and sell, or sell and purchase, the same DESIGNATED EQUITY SECURITY in any account(s) in which the Portfolio Employee has a Beneficial Ownership interest.

     These minimum holding periods do NOT apply to Investment Transactions in U.S. Government Securities, most equity Securities, shares of Money Market Funds, index options or Futures Contracts nor do they apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described above.

                                BLACKOUT PERIODS

     You MAY NOT purchase or sell a Security, a Related Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

     As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear an Investment Transaction in a Security or a Futures Contract at a time when there is a pending BUY OR SELL order in the same Security or Futures Contract, or a Related Security, until that order is executed or withdrawn.

     These prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                     TRANSACTIONS IN MUTUAL FUND SECURITIES

     Reporting of Mutual Fund Security Transactions

     Effective as of February 1, 2004, all of the Reporting Obligations described in the Code shall apply to Mutual Fund Securities (other than Money Market Funds) in which you have a Beneficial Ownership interest. Mutual Fund Securities no longer are Exempt Securities for purposes of this Code. For purposes of the Code, shares of closed end Funds are not considered Mutual Fund Securities. Investment Transactions in closed end Funds are covered by other sections of the Code.

     Holding Periods for Mutual Fund Security Transactions

     An Advisory Employee may not, within 30 calendar days, purchase and sell, or sell and purchase, the same MUTUAL FUND SECURITY in any account(s) in which the Advisory Employee has a Beneficial Ownership interest. This 30-day minimum holding period applies to purchases and sales of the same Mutual Fund Security regardless of whether those transactions occurred in a single account (e.g., a brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the Advisory Employee has a Beneficial Ownership interest. With respect to a Mutual Fund that invests exclusively or primarily in Funds or other collective investment vehicles or pools (often referred to as a "fund of funds"), this minimum holding period applies only to the investment in the top-tier Mutual Fund. Thus, for purposes of determining compliance with this minimum holding period, an Advisory Employee is not required to "look through" a fund of funds in which he or she invests.

     This minimum holding period SHALL NOT APPLY with respect to purchases or sales made pursuant to (1) automatic reinvestment of dividends, capital gains, income or interest received from a Mutual Fund, or (2) a periodic investment, redemption, or reallocation plan in a deferred compensation, 401(k), retirement or other account (e.g., purchases of Mutual Fund Securities every pay period in an employee's 401(k) account). In order to rely on this exception, the investment options in the plan may not be changed more frequently than every 30 calendar days. This minimum holding period also does not apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described above.

                         GIFTS AND SERVICE AS A DIRECTOR

                                      GIFTS

     You MAY NOT accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "Giver"). You MAY, however, accept gifts from a single Giver so long as their aggregate annual value does not exceed $500, and you MAY attend business meals, sporting events and other entertainment events at the expense of a Giver (without regard to their aggregate annual value), so long as the expense is reasonable, infrequent and both you and the Giver are present.

     If you are a registered representative of PIMCO Advisors Distributors LLC ("PAD"), the aggregate annual gift value from a single Giver shall not exceed $100.00. As a PAD representative, you are required to maintain a record of each gift, gratuity, investment opportunity or similar item, and make such record available to the Compliance Department upon request.

                              SERVICE AS A DIRECTOR

     If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than of a Fund for which PIMCO is an advisor or sub-advisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                                 CERTIFICATIONS

     Upon Receipt Of This Code

     Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix III. By that acknowledgment, you will also agree:

     1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

     2. To comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director.

     3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

     4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

     In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

     Annual Certificate Of Compliance

     You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix IV, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                              POST-TRADE MONITORING

     The Compliance Officers will review the Duplicate Broker Reports and other information supplied to them concerning your personal Investment Transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers will perform such investigation and make such inquiries as they consider necessary to perform this function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                                     WAIVERS

     PIMCO's Chief Compliance Officer, in consultation with PIMCO's Chief Legal Officer, may grant an individual waiver to an Advisory Employee from any requirement of this Code if together they determine that compliance with the requirement would impose an undue burden or hardship on the Advisory Employee. The Chief Compliance Officer shall maintain a log of each waiver granted that includes, among other things, the name of the Advisory Employee, the particular requirement of the Code to which the waiver applies, the effective date of the waiver, and a summary of the reasons why the waiver was granted.

                                REMEDIAL ACTIONS

     If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, full or partial disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal, or any other sanction or remedial action required by law, rule or regulation. As part of any sanction, you may be required to reverse an Investment Transaction and to forfeit any profit or to absorb any loss from the transaction.

     PIMCO's Chief Legal Officer and Chief Compliance Officer shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions they consider appropriate or required by law, rule or regulation. In making their determination, the Chief Legal Officer and the Chief Compliance Officer shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                        REPORTS TO DIRECTORS AND TRUSTEES

     Reports Of Material Violations

     The General Counsel of ADAM and the directors or trustees of any affected Fund that is an Advisory Client will be informed on a timely basis of any material violation of this Code.

     Reports of Material Changes To The Code

     PIMCO will promptly advise the directors or trustees of any Fund that is an Advisory Client if PIMCO makes any material change to this Code.

     Annual Reports

     PIMCO's management will furnish a written report annually to the General Counsel of ADAM and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

     1. Describe any issues arising under the Code, or under procedures implemented by PIMCO to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to such material violations; and

     2. Certify that PIMCO has adopted procedures reasonably necessary to prevent Advisory Employees from violating the Code.

                                  RECORDKEEPING

     Beginning on the effective date of this Code, PIMCO will maintain, at its principal place of business, the following records, which shall be available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     1. PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place:

          (a) a copy of PIMCO's current Code and of each predecessor of that Code that was in effect at any time within the previous five (5) years;

          (b) a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred;

          (c) a copy of each report made by an Advisory Employee pursuant to this Code, including any Duplicate Broker Report submitted on behalf of that Advisory Employee, for at least two (2) years after the end of the fiscal year in which that report was made or that information was provided;

          (d) a record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to this Code or who are or were responsible for reviewing such reports;

          (e) a copy of each report to the General Counsel of ADAM or to the directors or trustees of a Fund that is an Advisory Client for at least two (2) years after the end of the fiscal year in which that report was made; and

          (f) the log required under "Waivers" for at least five (5) years after the end of the fiscal year in which the relevant waivers were granted.

     2.   PIMCO shall also maintain the following additional records:

          (a) a copy of each report made by an Advisory Employee pursuant to this Code, including any Duplicate Broker Report submitted on behalf of that Advisory Employee, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided;

          (b) a copy of each report to the General Counsel of ADAM or to the directors or trustees of a Fund that is an Advisory Client for at least five (5) years after the end of the fiscal year in which that report was made; and

          (c) a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Portfolio Employee of a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Private Placement for at least five (5) years after the end of the fiscal year in which such approval was granted.

                                   APPENDIX I

                        DEFINITIONS OF CAPITALIZED TERMS

     The following definitions apply to the capitalized terms used in the Code:

ADAM

     The acronym "ADAM" means Allianz Dresdner Asset Management of America L.P.

ADVISORY CLIENT

     The term "Advisory Client" shall have the meaning provided in the first paragraph of the Code.

ADVISORY EMPLOYEE

     The term "Advisory Employee" means: (1) a director, officer, general partner or employee of PIMCO who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (2) or a natural person in a control relationship to PIMCO, or an employee of any company in a control relationship to PIMCO, who: (a) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund that is an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (b) obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security by the Fund.

BENEFICIAL OWNERSHIP

     As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or a Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or a Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a PARTNERSHIP in which you or your Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion, (4) a LIMITED LIABILITY COMPANY in which you are a manager-member,
(5) a LIMITED LIABILITY COMPANY in which you or your Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion, (6) a TRUST in which you or a member of your Immediate Family has a vested interest or serves as a trustee with investment discretion, (7) a CLOSELY-HELD CORPORATION in which you or your Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion, or
(8) ANY ACCOUNT (including retirement, pension, deferred compensation or similar account) in which you or your Immediate Family has a substantial economic interest.

     For purposes of this Code, "Beneficial Ownership" shall also be interpreted in a manner consistent with SEC Rule 16a-1(a)(2) (17 C.F.R. ss.240.16a-1(a)(2)).

CODE

     The term "Code" shall have the same meaning provided in the first paragraph of the Code.

COMPLIANCE OFFICER

     The term "Compliance Officer" means a PIMCO Compliance Officer listed on Appendix X to the Code.

DESIGNATED EQUITY SECURITY

     The term "Designated Equity Security" shall mean any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

DUPLICATE BROKER REPORTS

     The term "Duplicate Broker Reports" means duplicate copies of trade confirmations of relevant Investment Transactions and of periodic statements for a relevant Personal Account or Related Account.

EXEMPT SECURITY

     The term "Exempt Security" refers to:

     1.   Direct obligations of the Government of the United States;

     2.   Shares issued by open-end Funds that are Money Market Funds; and

     3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

FIXED INCOME SECURITY

     The term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above) nor shall it be interpreted to include a Tax-Exempt Municipal Bond (as defined below).

FUND

     The term "Fund" means an investment company registered under the Investment Company Act.

FUTURES CONTRACT

     The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, i.e. a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July. For purposes of this Code, "Futures Contract" SHALL NOT include a "security future" as defined in Section 3(a)(55) of the Securities Exchange Act of 1934 (15 U.S.C. ss.78c(a)(55)).

IMMEDIATE FAMILY

     The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD, DEPEND ON YOU FOR BASIC LIVING SUPPORT, OR FOR WHOM YOU HAVE INVESTMENT DISCRETION: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INITIAL PUBLIC OFFERING

     The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. ss.77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss.78m or ss.78o(d)).

INSIDER TRADING POLICY

     The term "Insider Trading Policy" shall mean the ADAM Insider Trading Policy and Procedures attached as Appendix II to this Code.

INVESTMENT COMPANY ACT

     The term "Investment Company Act" means the Investment Company Act of 1940, as amended.

INVESTMENT TRANSACTION

     The term "Investment Transaction" means any transaction in a Security or a Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

MONEY MARKET FUND

     The term "Money Market Fund" means any taxable or tax-exempt money market Fund or any similar open-end Fund.

MUTUAL FUND

     The term "Mutual Fund" means (1) a collective investment vehicle or pool that is an open-end management investment company as defined in Section 5(a)(1) of the Investment Company Act and registered as an investment company under the Investment Company Act (other than Money Market Funds that are "Exempt Securities," as defined above), (2) a collective investment vehicle or pool that is organized or established outside of the United States that generally provides the right to purchase or redeem Securities issued by such fund on a daily basis, or (3) a collective investment vehicle or pool organized or established in the United States that is either excluded from the definition of "investment company" under the Investment Company Act, or relies on an applicable exemption from registration under the Investment Company, and which generally provides the right to purchase or redeem Securities issued by such funds on a daily basis.

MUTUAL FUND SECURITY

     The term "Mutual Fund Security" means an equity Security issued by a Mutual Fund.

PAD

     The acronym "PAD" means PIMCO Advisors Distributors LLC.

PERSONAL ACCOUNT

     The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PIMCO

     The acronym "PIMCO" shall mean Pacific Investment Management Company LLC.

PORTFOLIO EMPLOYEE

     The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Company Act (15 U.S.C. ss.80a-2(a)(9)).

PRIVATE PLACEMENT

     The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. ss.77d(2) or ss.77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. ss.ss.230.504, 230.505, or 230.506) under the Securities
Act of 1933.

QUALIFIED FOREIGN GOVERNMENT

     The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

     The term "Related Account" means any account, other than a Personal Account, that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

     The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

RELEVANT DEBT SECURITY

     The term "Relevant Debt Security" shall mean corporate debt Securities, mortgage-backed and other asset-backed Securities, Tax-Exempt Municipal Bonds, taxable state, local and municipal Fixed Income Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments.

SECURITY

     As a GENERAL MATTER, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" INCLUDES a Mutual Fund Security or an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. For purposes of this Code, the term "Security" shall include a "security future" as defined in Section 3(a)(55) of the Securities Exchange Act of 1934, but otherwise SHALL NOT include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

     As a TECHNICAL MATTER, the term "Security" shall, except as otherwise provided above, have the meaning set forth in Section 2(a)(36) of the Investment Company Act (15 U.S.C. ss.80a-2(a)(36)), which defines a Security to mean:

     Any note, stock, treasury stock, security future, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing.

TAX-EXEMPT MUNICIPAL BOND

     The term "Tax-Exempt Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                   APPENDIX II

                ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA L.P.

                      INSIDER TRADING POLICY AND PROCEDURES

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A. Policy Statement on Insider Trading

Allianz Dresdner Asset Management of America L.P. ("ADAM") and its division or its subsidiaries, including, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisors CD Distributors LLC, and PIMCO Equity Advisors LLC,, collectively, the Company, ADAM or ADAM Advisers) forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by an ADAM Advisor), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or communicates material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) trading by an insider, while aware of material, non-public information; or

     (2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     (3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local compliance officer.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1. TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

     o    the Covered Person's spouse;
     o    the Covered Person's minor children;
     o    any other relatives living in the Covered Person's household;
     o a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
     o    a trust as to which the Covered Person is a trustee;
     o    a revocable trust as to which the Covered Person is a settlor;
     o a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
     o a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2. WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

     o    dividend or earnings expectations;
     o    write-downs or write-offs of assets;
     o    additions to reserves for bad debts or contingent liabilities;
     o    expansion or curtailment of company or major division operations;
     o proposals or agreements involving a joint venture, merger, acquisition;
     o    divestiture, or leveraged buy-out;
     o    new products or services;
     o    exploratory, discovery or research developments;
     o    criminal indictments, civil litigation or government investigations;
     o disputes with major suppliers or customers or significant changes in the relationships with such parties;
     o    labor disputes including strikes or lockouts;
     o    substantial changes in accounting methods;
     o    major litigation developments;
     o    major personnel changes;
     o    debt service or liquidity problems;
     o    bankruptcy or insolvency;
     o    extraordinary management developments;
     o    public offerings or private sales of debt or equity securities;
     o    calls, redemptions or purchases of a company's own stock;
     o    issuer tender offers; or
     o    recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3. WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

INFORMATION PROVIDED IN CONFIDENCE. It is possible that one or more directors, officers, or employees of ADAM may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at ADAM may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by an ADAM Adviser, discloses material, non-public information to ADAM Adviser's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", ADAM has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because an ADAM Adviser has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not an ADAM Adviser ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at an ADAM Adviser must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4. IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the Chief Legal Officer of ADAM;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by an ADAM Adviser; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Legal Officer of ADAM.

After the Compliance Officer or Chief Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5. PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A. Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of an ADAM Adviser in avoiding insider trading, and to aid an ADAM Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an ADAM Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of ADAM shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by ADAM.

4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in ADAM's Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of ADAM should not discuss any potentially material non-public information concerning ADAM or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

B. Chinese Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US require the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information1. Accordingly, you should not discuss material non-public information about ADAM or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C. Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

                                  APPENDIX III

                            ACKNOWLEDGMENT OF RECEIPT

                                     OF THE
                                CODE OF ETHICS OF
                                     AND THE
               INSIDER TRADING POLICY AND PROCEDURES APPLICABLE TO

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

     I hereby certify that I have received the attached Code of Ethics and Insider Trading Policy and Procedures. I hereby agree to read the Code, to make a reasonable effort to understand its provisions and to ask questions about those provisions I find confusing or difficult to understand. I also agree to comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics. Finally, I agree to cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.


Date:
       --------------------------------      -----------------------------------
                                             Signature



                                             -----------------------------------
                                             Print Name

                                   APPENDIX IV

                       ANNUAL CERTIFICATION OF COMPLIANCE

                                    WITH THE
                                CODE OF ETHICS OF

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

     I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its provisions. I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this certification may result in disciplinary action, including dismissal.


Date:
       --------------------------------      -----------------------------------
                                             Signature



                                             -----------------------------------
                                             Print Name

                                   APPENDIX V

                           INITIAL REPORT OF ACCOUNTS

                                 PURSUANT TO THE
                                CODE OF ETHICS OF

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

     In accordance with the Code of Ethics, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective dates of those statements.(1)

     In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)  Name of employee:
                                            ------------------------------------
(2)  If different than (1), name of the
     person in whose name the account is
     held:
                                            ------------------------------------
(3)  Relationship of (2) to (1):
                                            ------------------------------------
(4)  Firm(s) at which Account is
     maintained:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
(5)  Account Number(s):
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
(6)  Name and phone number(s) of Broker
     or Representative:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

(7)  Account holdings:

     Name of Security      Quantity        Principal Amount        Custodian
     ----------------      --------        ----------------        ---------

1.
     ----------------    ------------    --------------------    --------------

2.
     ----------------    ------------    --------------------    --------------

3.
     ----------------    ------------    --------------------    --------------

4.
     ----------------    ------------    --------------------    --------------

5.
     ----------------    ------------    --------------------    --------------

(Attach additional sheets if necessary)

----------
     (1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

     I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form. This includes Securities or Futures Contracts held at home, in safe deposit boxes, or by an issuer.

          Person Who            Description
      Owns the Security      of the Security
     Or Futures Contract    Or Futures Contract       Quantity       Principal Amount       Custodian
     -------------------    -------------------       --------       ----------------       ---------
1.
     -------------------    -------------------    --------------    ----------------    -----------------

2.
     -------------------    -------------------    --------------    ----------------    -----------------

3.
     -------------------    -------------------    --------------    ----------------    -----------------

4.
     -------------------    -------------------    --------------    ----------------    -----------------

5.
     -------------------    -------------------    --------------    ----------------    -----------------

(Attach additional sheets if necessary.)

     I hereby certify that this form and the attachments (if any) identify all of the Personal Accounts, Related Accounts, Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.



                                             -----------------------------------
                                             Signature



                                             -----------------------------------
                                             Print Name

Date:
      -------------

Attachments

                                   APPENDIX VI

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                         PIMCO ADVISORS DISTRIBUTORS LLC

                   QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                   FOR THE QUARTER ENDED ______________, 200_

================================================================================

Please mark one of the following:

     |_| No reportable Investment Transactions have occurred.

     |_| Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely Duplicate Broker Reports for the calendar quarter just ended.(1) I hereby certify that the broker, dealer, transfer agent, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely Duplicate Broker Reports for that account.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the Duplicate Broker Reports referenced above.

                    Title, Interest Rate           Number of Shares            Nature of                           Broker, Dealer,
Transaction         and Maturity Date of             or Contracts             Transaction         Transaction      Transfer Agent,
   Date         Security or Futures Contract     And Principal Amount     (i.e., Buy or Sell)        Price           Bank or FCM
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

SPECIAL NOTE TO PIMCO ADVISORS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS
PERSONS: You will not have to fill out an extra form for each quarter for PIMCO Advisors Distributors LLC.

                                 SIGNED:
                                             -----------------------------------

                                 PRINT NAME:
                                             -----------------------------------

                                 DATE:
                                             -----------------------------------

----------
     (1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, TRANSFER AGENT, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, transfer agent, bank or FCM with or through which the transaction was effected.

8.   SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

          PIMCO
          ATTN: Compliance Officer
          840 Newport Center Drive
          Suite 100
          Newport Beach, CA 92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX VII

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                         PIMCO ADVISORS DISTRIBUTORS LLC

                           ANNUAL HOLDINGS REPORT AND
                FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS

================================================================================

                FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 200_

================================================================================

     I hereby certify that, except as indicated below, all Securities or Futures Contracts in which I had a Beneficial Ownership interest at the end of the 200_ calendar year were held in Personal Accounts or Related Accounts identified on the attached list, as modified (if necessary), for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year.(1) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely Duplicate Broker Reports, including a statement of holdings in that account as of the end of the calendar year.

The following information describes other Securities or Futures Contracts in which I had a Beneficial Ownership interest as of the end of the 200_ calendar year:

      Title, Interest Rate and Maturity              Number of Shares or Contracts            Broker, Dealer, Transfer Agent,
     Date of Security or Futures Contract                And Principal Amount                           Bank or FCM
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------
     (1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

     Except as indicated below, all reportable Investment Transactions during the quarter ended December 31, 200_, were made through Personal Accounts and Related Accounts identified on the attached list, which, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely Duplicate Broker Reports for the calendar quarter just ended.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the Duplicate Broker Reports referenced above.

                    Title, Interest Rate           Number of Shares            Nature of                           Broker, Dealer,
Transaction         and Maturity Date of             or Contracts             Transaction         Transaction      Transfer Agent,
   Date         Security or Futures Contract     And Principal Amount     (i.e., Buy or Sell)        Price           Bank or FCM
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

SPECIAL NOTE TO PIMCO ADVISORS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS
PERSONS: You will not have to fill out an extra form for each year for PIMCO Advisors Distributors LLC.

                                 SIGNED:
                                             -----------------------------------

                                 PRINT NAME:
                                             -----------------------------------

                                 DATE:
                                             -----------------------------------

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, TRANSFER AGENT, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, transfer agent, bank or FCM with or through which the transaction was effected.

8.   SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar year with:

          PIMCO
          ATTN: Compliance Officer
          840 Newport Center Drive
          Suite 100
          Newport Beach, CA 92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX VIII

                            PRECLEARANCE REQUEST FORM

     This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(1)

     No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1)  Your Name:
                                            ------------------------------------
(2)  If the Investment Transaction will
     be in someone else's name or in the
     name of a trust, the name of that
     person or trust:
                                            ------------------------------------
     The relationship of that person or
     trust to you:
                                            ------------------------------------
(3)  Name of the firm (e.g., broker,
     dealer, bank, futures commission
     merchant) through which the
     Investment Transaction will be
     executed:
                                            ------------------------------------
     The relevant account number at that
     firm:
                                            ------------------------------------
(4)  Issuer of the Security or identity
     of the Futures Contract for which
     preclearance is requested:
                                            ------------------------------------
     The relevant CUSIP number or call
     symbol:
                                            ------------------------------------
(5)  The maximum number of shares, units
     or contracts for which preclearance
     is requested, or the market value
     or face amount of the Fixed Income
     Securities for which preclearance
     is requested:
                                            ------------------------------------
(6)  The type of Investment Transaction
     for which preclearance is requested
     (check all that apply):                __ Purchase __ Sale __ Market Order
                                            __ Limit Order
                                               (Price Of Limit Order:_______)

PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:

(a)  Do you possess material nonpublic information
     regarding the Security or Futures Contract
     identified above or regarding the issuer of
     that Security?
                                                              ____ Yes   ____ No
(b)  Is the Security or Futures Contract
     identified above held by any PIMCO Advisory
     Client or is it a Related Security (as
     defined in the PIMCO Code)?
                                                              ____ Yes   ____ No
(c)  Is there a pending buy or sell order on
     behalf of a PIMCO Advisory Client for the
     Security or Futures Contract identified above
     or for a Security for which the Security
     identified above is a Related Security?
                                                              ____ Yes   ____ No
(d)  Do you intend or do you know of another's
     intention to purchase or sell the Security or
     Futures Contract identified above, or a
     Security for which the Security identified
     above is a Related Security, on behalf of a
     PIMCO Advisory Client?
                                                              ____ Yes   ____ No
(e)  Has the Security or Futures Contract
     identified above or a Related Security been
     considered for purchase by a PIMCO Advisory
     Client within the most recent 15 days? (Note:
     rejection of any opportunity to purchase the
     Security or Futures Contract for an Advisory
     Client would require an affirmative response
     to this question.)
                                                              ____ Yes   ____ No
(f)  If you are a Portfolio Employee, is the
     Security being acquired in an Initial Public
     Offering?(2)
                                                              ____ Yes   ____ No
(g)  If you are a Portfolio Employee, are you
     acquiring or did you acquire Beneficial
     Ownership of the Security in a Private
     Placement?(3)
                                                              ____ Yes   ____ No
(h)  If you are seeking preclearance of a purchase
     or sale of Securities, have you purchased or
     sold the same or similar Securities, or have
     you acquired or disposed of a Beneficial
     Ownership interest in the same or similar
     Securities, within the past 60 calendar
     days?(4)
                                                              ____ Yes   ____ No

----------
     (1) Unless exempted, preclearance is required for any Investment Transaction in Securities, Related Securities or Futures Contracts in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.
     (2) Under the PIMCO Code, Portfolio Employees are not permitted to acquire equity Securities in an Initial Public Offering and all Advisory Employees must seek special preclearance to acquire debt Securities in an Initial Public Offering.
     (3) The PIMCO Code applies special rules to the acquisition of Securities through a Private Placement and to the disposition of Securities acquired through a Private Placement.
     (4) Under the PIMCO Code, there are certain minimum holding periods for Fixed Income Securities, Tax-Exempt Municipal Bonds or Related Securities, Designated Equity Securities, closed end Funds for which PIMCO serves as an investment advisor or sub-advisor, and Mutual Fund Securities. Minimum holding periods generally do not apply to transactions in U.S. Government Securities, most equity Securities, shares of Money Market Funds, index options or Futures Contracts. Please consult the Code for more details.

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.


                                             -----------------------------------
                                                      Employee Signature


                                             -----------------------------------
                                                      Print or Type Name


                                             -----------------------------------
                                                        Date Submitted

You are authorized to execute the Investment
Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.


--------------------------------------------------
                Compliance Officer


--------------------------------------------------
               Date of Authorization

                                   APPENDIX IX

                            PRECLEARANCE REQUEST FORM
                       FOR AN INVESTMENT TRANSACTION IN A
                              PIMCO CLOSED END FUND

     This form must be submitted to a Compliance Officer before executing any Investment Transaction in a PIMCO Closed End Fund. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(5)

     No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1)  Your name:
                                            ------------------------------------
(2)  If different from (1), name of the
     person or trust in which the
     Investment Transaction will occur:
                                            ------------------------------------

(3)  Relationship of (2) to (1):
                                            ------------------------------------
(4)  Name of the firm through which the
     Investment Transaction will be
     executed:
                                            ------------------------------------

(5)  Name of the PIMCO Closed End Fund:
                                            ------------------------------------
(6)  Maximum number of shares for which
     preclearance is requested:
                                            ------------------------------------
(7)  Type of Investment Transaction
     (check all that apply):

     __Purchase __Sale __Market Order __Limit Order (Price of Limit Order: ____)

(8)  Do you possess material nonpublic
     information regarding the PIMCO
     Closed End Fund(6)
                                                              ____ Yes   ____ No
(9)  Have you or any Related Account
     covered by the authorization
     provisions of the Code purchased or
     sold shares of the PIMCO Closed End
     Fund within the past 6 months?
                                                              ____ Yes   ____ No

----------
     (5) Unless exempted, preclearance is required for any Investment Transaction in Securities or Related Securities in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.
     (6) Employees are not permitted to acquire or sell a Security when they possess material nonpublic information regarding the Security or the issuer of the Security.

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.


                                             -----------------------------------
                                                      Employee Signature


                                             -----------------------------------
                                                      Print or Type Name


                                             -----------------------------------
                                                        Date Submitted

You are authorized to execute the Investment
Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.

--------------------------------------------------
                Compliance Officer


--------------------------------------------------
               Date of Authorization

                                   APPENDIX X

                            PIMCO COMPLIANCE OFFICERS

                               Mohan V. Phansalkar
                              (Chief Legal Officer)

                                Denise C. Seliga
                           (Chief Compliance Officer)

                                   J. Stephen
                                    King, Jr.

                               Bradley W. Paulson

                      UBS GLOBAL ASSET MANAGEMENT-AMERICAS
                                 CODE OF ETHICS

TABLE OF CONTENTS

1.   INTRODUCTION...........................................................   1

2.   TYPES OF ACCOUNTS

     2.1  Covered Accounts..................................................   3

     2.2  Joint Accounts....................................................   3

     2.3  Investment Clubs..................................................   3

3.   ESTABLISHING COVERED ACCOUNTS

     3.1  Use of Authorized Brokers.........................................   4

     3.2  Reporting.........................................................   5

     3.3  Copying Compliance Department on Statements and Confirms..........   5

4.   TRADING RESTRICTIONS

     4.1  Preclearance Requirements.........................................   6

     4.2  Frequency.........................................................   7

     4.3  Holding Period....................................................   7

     4.4  Lockout Period....................................................   8

     4.5  Prohibited Transactions...........................................   8

     4.6  Initial Public Offerings..........................................   9

     4.7  Investment in Partnerships and other Private Placements...........   9

     4.8  Options...........................................................   9

     4.9  Futures...........................................................  10

5.   REPORTING AND CERTIFICATION REQUIREMENTS

     5.1. Initial Holdings Report and Certification.........................  10

     5.2  Quarterly Transactions Report for Covered Persons and
          Interested Directors..............................................  10

     5.3  Quarterly Transactions Report for Independent Directors...........  10

     5.4  Annual Certification for Covered Persons, Interested Directors
          and Independent Directors.........................................  11

6.   ADMINISTRATION AND ENFORCEMENT

     6.1  Review of Personal Trading Information............................  11

     6.2  Annual Reports to the Mutual Fund Boards of Directors and UBS
          Global CEOs.......................................................  11

     6.3  Sanctions and Remedies............................................  12

LIST OF FUNDS.........................................................Appendix A

TRADE REQUEST FORM....................................................Appendix B

OUTSIDE ACCOUNT REQUEST FORM..........................................Appendix C

PRIVATE PLACEMENT REQUEST FORM........................................Appendix D

INVESTMENT CLUB PRE-APPROVAL FORM.....................................Appendix E

DISCRETIONARY ACCOUNT ATTESTATION.....................................Appendix F

CONSULTANTS AND TEMPORARY EMPLOYEE REPORTING REQUIREMENTS.............Appendix G

TRANSACTION REQUIREMENT MATRIX........................................Appendix H

LIST OF AUTHORIZED BROKER-DEALERS.....................................Appendix I

                      UBS GLOBAL ASSET MANAGEMENT-AMERICAS
                                 CODE OF ETHICS
--------------------------------------------------------------------------------

1. INTRODUCTION

     UBS Global Asset Management-Americas ("UBS Global")(1) has many important assets. Perhaps the most valuable is its established and unquestioned reputation for integrity. Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship that may reflect unfavorably on UBS Global as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct. This Code of Ethics ("Code") is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients' interests are placed first and foremost and are consistent with the law. Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee's legitimate employment.

     UBS Global has adopted this Code, which is designed to detect and prevent conflicts of interest between its employees, officers and directors and its Advisory Clients(2) caused by personal investing activities. UBS Global also has established separate procedures designed to detect and prevent insider trading ("Insider Trading Procedures"), which should be read together with this Code.

     Personal investing activities of "Covered Persons" (defined below) can create conflicts of interest that may compromise our fiduciary duty to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interest, diversion of an Advisory Client investment opportunity, or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

     As fiduciaries, Covered Persons must at all times comply with the following principles:

          A. CLIENT INTERESTS COME FIRST. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client's, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

          B. AVOID TAKING ADVANTAGE. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is "front running," or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client's transaction will cause a favorable move in the market. This prohibition applies whether a Covered Person's transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

     If you are uncertain whether a real or apparent conflict exists in any particular situation, you should consult with the Compliance Department immediately.

     This Code applies to each of the UBS Global Advisors and the registered investment companies for which a UBS Global Advisor serves as investment manager, investment advisor and/or principal underwriter ("Funds") that are listed on Appendix A (which may be amended from time to time). The Code sets forth detailed policies and procedures that Covered Persons of UBS Global Advisors must follow in regard to their personal investing activities. ALL COVERED PERSONS ARE REQUIRED TO COMPLY WITH THE CODE AS A CONDITION OF CONTINUED EMPLOYMENT.

     WHO IS SUBJECT TO THE CODE?

          COVERED PERSONS. For purposes of this Code, COVERED PERSON is defined as:

     o Each employee, officer and director of a UBS Global Advisor, their spouses and members of their immediate families;(3)

     o An employee, officer or director of any UBS AG affiliate who is domiciled on the premises of a UBS Global Advisor; and

     o Consultants and other temporary employees hired for a period of 30 days or more whose duties include access to UBS Global's technology and systems, AND/OR TRADING INFORMATION IN ANY FORM, unless they obtain a written exemption from the Compliance Department. Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to UBS Global's trading information, will be subject to the reporting requirements described in Appendix G.

          INTERESTED DIRECTORS OF A FUND. Directors of any Fund listed on Appendix A who are not Covered Persons but who are affiliated with another subsidiary of UBS AG ("Interested Directors") are subject to the following sections of the Code:

          Section 5.1    Initial Holdings Report and Certification
          Section 5.2 Quarterly Transactions Report for Covered Persons and Interested Directors
          Section 5.4 Annual Certification for Covered Persons, Interested Directors and Independent Directors

          INDEPENDENT DIRECTORS OF A FUND. Directors of a Fund who are not affiliated with a UBS Global Advisor and who do not otherwise meet the definition of "interested person" under Section 2(a)(19) of the Investment Company Act(4) ("Independent Directors") are subject only to the following sections of the Code:

          Section 5.3    Quarterly Transaction Report for Independent Directors
          Section 5.4 Annual Certification for Covered Persons, Interested Directors and Independent Directors

2. TYPES OF ACCOUNTS

          2.1 COVERED ACCOUNTS

          "COVERED ACCOUNT" includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.(5) Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control, such as a stock certificate.(6)

          2.2 JOINT ACCOUNTS

     Covered Persons are prohibited from entering into a joint account with any Advisory Client.

          2.3 INVESTMENT CLUBS

     A Covered Person may participate in an investment club only if he/she obtains the prior written approval of the Compliance Department. Requests for approval must be submitted on the Investment Club Pre-Approval Form (See Appendix E). Approval will only be granted if the Covered Person can ensure that the investment club will comply with all of the provisions of this Code.

     If the Covered Person can demonstrate that he/she does not participate in investment decision-making, then a waiver of the preclearance requirement may be granted. An exemption from the preclearance requirement will not be granted if the Covered Person has influence or control over the club's investment decisions or if Covered Persons make up 50% or more of the club's membership.

     The Compliance Department will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation or to subject all of the club's trades to preclearance and other requirements.(7) Investment club accounts may not be used to undermine these procedures.

3. ESTABLISHING COVERED ACCOUNTS

          3.1 USE OF AUTHORIZED BROKERS

     Generally, Covered Persons may maintain a Covered Account only with authorized broker-dealers. THE CURRENT LIST OF AUTHORIZED BROKERS, WHICH IS SUBJECT TO CHANGE FROM TIME TO TIME, IS INCLUDED IN APPENDIX I. Any exceptions to this rule must be approved in writing by the Compliance Department (See Appendix C for the appropriate form). However, Covered Persons hired on or before December 31, 2001 and who maintain a Covered Account at an unauthorized broker-dealer that was opened on or before June 30, 2002 may continue to maintain the account with the unauthorized broker. Covered Persons must obtain prior written approval from the Compliance Department to open a futures account.

EXCEPTIONS. The following Covered Accounts may be maintained away from an Authorized Broker without obtaining prior approval. NOTE: COVERED PERSONS ARE REQUIRED TO REPORT ALL COVERED ACCOUNTS PURSUANT TO THE REPORTING AND CERTIFICATION REQUIREMENTS OF SECTION 5 BELOW.

MUTUAL FUND ONLY ACCOUNTS. Any account that only permits a Covered Person to buy and sell shares of open-end mutual funds and cannot be used to trade any other types of investments like stocks or closed-end funds.

401(K) PLANS. Any account with a 401(k) retirement plan that a Covered Person established with a previous employer or a current employer, provided that the investments in the plan are limited to pooled investment options (e.g., open-end mutual funds). A 401(k) plan account that permits you to trade individual securities or invest in pools consisting of securities of a single issuer must be approved by the Compliance Department.

INVESTMENTS IN THE PHYSICAL CONTROL OF A COVERED PERSON. Covered Persons may maintain physical possession of an investment (for example, a stock certificate).

YOU MUST OBTAIN APPROVAL TO MAINTAIN THE FOLLOWING COVERED ACCOUNTS:

INVESTMENTS DIRECTLY WITH ISSUERS (OR THEIR TRANSFER AGENTS). Covered Persons may participate in direct investment plans that allow the purchase of an issuer's securities without the intermediation of a broker-dealer provided that the timing of the purchases are determined by the plan (e.g., dividend reinvestment plans ("DRIPS")). Such investments must be approved prior to the initial purchase of the issuer's securities. ONCE APPROVED, YOU ARE NOT REQUIRED TO PRECLEAR PURCHASES OR SALES OF SHARES IN THE PLAN, ALTHOUGH TRANSACTIONS AND HOLDINGS MUST BE REPORTED. HOWEVER, IF YOU WITHDRAW THE SECURITIES AND HOLD A CERTIFICATE OR TRANSFER THEM TO A BROKERAGE ACCOUNT, SUBSEQUENT SALES ARE SUBJECT TO PRECLEARANCE AS WELL AS THE 30-DAY HOLDING PERIOD.

DISCRETIONARY ACCOUNTS. Covered Persons must obtain approval from the Compliance Department to open discretionary securities accounts. A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person ("Discretionary Account"). Although a Discretionary Account is exempt from the provisions of
Section 4 (Trading Restrictions) of this Code, it is still a Covered Account and must comply with all other provisions of this Code, including this Section 3 and
Section 5 (Reporting and Certification Requirements). To obtain approval to open a Discretionary Account, the Covered Person must provide to the Compliance
Department:

          o A copy of the signed Investment Advisory Agreement and/or any other relevant documents creating the Account that demonstrate that the fiduciary has full investment discretion; and

          o A signed attestation (See Appendix F) that, if he/she discusses any specific strategies, industries or securities with the independent fiduciary, he/she will pre-clear any related trades that result from the discussion. (Note that if no such discussions take place in advance of transactions, preclearance is not required).

The Compliance Department will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account's trades to preclearance and other requirements of this Code. Discretionary Accounts may not be used to undermine these procedures.

     3.2 REPORTING

     Covered Persons are responsible for notifying the Compliance Department at the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. The notification should be submitted in writing to the Compliance Department and include the broker name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and the new number and the effective date of the change.

     3.3 COPYING THE COMPLIANCE DEPARTMENT ON STATEMENTS AND CONFIRMS

     The Compliance Department receives automatic feeds of trade confirmations and account statements from Authorized Brokers. However, for accounts maintained away from Authorized Brokers, Covered Persons must arrange for the Compliance Department to receive directly from the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account. Covered Persons are not required to provide duplicate confirms and statements for Mutual Fund Only Accounts.

IF YOU CANNOT ARRANGE FOR DUPLICATE CONFIRMATIONS OR STATEMENTS. You may wish to engage in a transaction for which no confirmation can be delivered to the Compliance Department (e.g., a transaction in a privately placed security or a transaction in individual stocks held in a 401(k) plan). These types of transactions require the prior written approval of the Compliance Department and will involve additional reporting requirements.

4. TRADING RESTRICTIONS

     SECURITY means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including any option, futures contract, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or any participation in or right to subscribe to or purchase any such interest or instrument. For purposes of these trading restrictions and the reporting requirements described in Section 5, the term security does not include U.S. government bonds, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies (mutual funds).

     4.1 PRECLEARANCE REQUIREMENTS

     Covered Persons must obtain prior written approval before purchasing, selling or transferring any security, or exercising any option (except as noted below).

THE PROCESS. The preclearance process involves three steps:

COMPLETE THE FORM. Covered Persons must complete a Trade Request Form (See
     Appendix B) and submit it to the Compliance Department before making a purchase, sale or transfer of a security, or exercising an option.

WAIT FOR APPROVAL. The Compliance Department will review the form and, as soon as practicable, determine whether to authorize the transaction.

EXECUTE BEFORE THE APPROVAL EXPIRES. A PRECLEARANCE APPROVAL FOR A TRANSACTION IS ONLY EFFECTIVE ON THE DAY YOU RECEIVE APPROVAL (REGARDLESS OF TIME).

     IF YOUR TRADE IS NOT FULLY EXECUTED BY THE END OF THE DAY, YOU MUST OBTAIN A NEW PRECLEARANCE APPROVAL BEFORE YOUR ORDER (OR THE UNFILLED PORTION OF YOUR ORDER) CAN BE EXECUTED. Accordingly, limit orders and "good 'til cancelled" instructions must be withdrawn by the end of the day, unless a new approval is obtained.

EXCEPTIONS. Covered Persons do not need to preclear the following types of transactions. Please see the "Transaction Requirement Matrix" in Appendix H for a summary of the preclearance requirements.

     OPEN-END INVESTMENT COMPANY SHARES (MUTUAL FUNDS), INCLUDING FUNDS OFFERED
          WITHIN A 529 COLLEGE SAVINGS PLAN. Purchases and sales of mutual funds do not require preclearance and are not subject to the reporting requirements of Section 5.

     UNIT INVESTMENT TRUSTS (UITS). Purchases and sales of unit investment trusts do not require preclearance.

     EXCHANGE TRADED FUNDS (ETFS). Purchases and sales of Exchange Traded Funds that are based on a broad-based securities index do not require preclearance. Transactions in all other ETFs, including industry or sector-based funds, must be precleared.

     CERTAIN CORPORATE ACTIONS. Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities do not require preclearance.

     RIGHTS. Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market.

     UBS SAVINGS AND INVESTMENT PLAN AND THIRD PARTY 401(K) PLANS. Any transaction in these plans is generally exempt from the preclearance requirements, unless the plan permits a Covered Person to trade individual securities (e.g., shares of stock), in which case such transactions are subject to preclearance.

     UBS AG SECURITIES. Transactions by Covered Persons in UBS securities(8) generally are exempt from the preclearance requirements. Covered Persons who are deemed company insiders are not eligible for this exception and must preclear all purchases and sales of UBS securities. In addition, any Covered Person who possesses material non-public information regarding UBS AG is prohibited from engaging in transactions in UBS securities.

     FUTURES AND OPTIONS ON CURRENCIES AND BROAD BASED INDICES. A Covered Person is not required to preclear futures and options on currencies or on a broad-based securities index.(9)

     TRANSACTIONS IN DISCRETIONARY ACCOUNTS. Except under certain circumstances, a Covered Person is not required to preclear transactions in a Discretionary Account.

     NOTE: All transactions, including those exempt from the preclearance requirement (other than mutual funds), are subject to the reporting requirements (See Section 5).

     4.2 FREQUENCY

     In order to ensure that Covered Persons are not distracted from servicing Advisory Clients, Covered Persons should not engage in more than 20 transactions per month. (NOTE: This includes De Minimis Transactions but does not include repetitive transactions such as rolling futures contracts.)

     4.3 HOLDING PERIOD

     If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for 30 days.

     As a result, Covered Persons may not:

     o buy a security or Related Investment within 30 days after selling that security or Related Investment; or

     o sell a security or Related Investment within 30 days after purchasing that security or Related Investment.

RELATED INVESTMENTS are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

     EXCEPTIONS.

          a. UITs and ETFs, although not subject to preclearance, must be held for 30 days.

          b. If a security has experienced a loss equal to at least 10% of the purchase price, the Covered Person may sell the security in less than 30 days, with prior approval from the Compliance Department.

          c. If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.

     4.4 LOCKOUT PERIOD

     Covered Persons are prohibited from knowingly buying, selling or transferring any security within five calendar days before or after that same security, or an Related Investment, is purchased or sold on behalf of an Advisory Client. PERSONAL TRADES IN SECURITIES THAT ARE EFFECTED IN CLOSE PROXIMITY TO THE ADDITION OR DELETION OF SUCH SECURITY TO OR FROM A MODEL WILL BE CLOSELY SCRUTINIZED.

     EXCEPTIONS:

     (I) DE MINIMIS EXEMPTION. Transactions in equity securities issued by a company with a market capitalization of $3 billion or greater and where the total number of shares purchased or sold by a Covered Person is 1000 or less are exempt from the lockout period requirement. In the case of permitted options or futures on equity securities issued by such a company, the order must be for 10 or fewer contracts.

           Note: Covered Persons are still required to follow the preclearance procedures. Transactions executed under the De Minimis Exemption for a specific security are limited to a cumulative maximum of 1000 shares over a 30-day period. The De Minimis Exemption cannot be used as a means to violate the spirit of the Code, and the Compliance Department may revoke a Covered Person's right to use the Exemption if it determines a pattern of abuse.

     (II) INVESTMENT PERSONNEL.(10) The De Minimis Exemption does not apply to Investment Personnel who trade a security on the same day as an Advisory Client served by that Group but may be used at all other times.

     (III) BROAD-BASED SECURITIES INDICES. A Covered Person's knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does not trigger the lockout period. Futures and options transactions on Broad-based Securities Indices or currencies also are exempt from the lockout period.

     NOTE: The De Minimis Exemption does not apply to purchases and sales of limited partnership interests or other privately placed securities.

     4.5 PROHIBITED TRANSACTIONS

     UBS Global views the following transactions as especially likely to create conflicts with Advisory Client interests. Covered Persons are therefore prohibited from engaging in the following transactions:

     A. NAKED SHORT SALES. Covered Persons are prohibited from entering into a net short position with respect to any security that is held by an Advisory Client.

     B. FUTURES. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

     4.6 INITIAL PUBLIC OFFERINGS

     Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

     In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.

     4.7 INVESTMENT IN PARTNERSHIPS AND OTHER PRIVATE PLACEMENTS

     Covered Persons are permitted to acquire interests in general partnerships and limited partnerships, and to purchase privately placed securities, provided they obtain prior approval from the Compliance Department. Once approved, additional capital investments (other than capital calls related to the initial approved investment) require a new approval. Covered Persons requesting permission must complete the Private Placement Request Form (See Appendix D).

     4.8 OPTIONS

          A. CALL OPTIONS

     A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2) holds the option and, if exercised, the underlying security, for a total period of 30 days. (Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.)

     A Covered Person may sell ("write") a call option on an individual security or ETF only if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered Call).

          B. PUT OPTIONS

     A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

     A Covered Person may NOT sell ("write") a put on an individual security or ETF.

          C. OPTIONS ON BROAD-BASED INDICES

     Covered Persons may purchase or sell an option on a Broad-based Securities Index ("Index Option") only if the option has a period to expiration of at least 30 days from the date of purchase or sale. A Covered Person may buy or sell an Index Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under
Section 4.3 (Holding Period) applies.

     NOTE: COVERED PERSONS MUST OBTAIN PRECLEARANCE APPROVAL TO EXERCISE AN OPTION ON AN INDIVIDUAL SECURITY OR ETF AS WELL AS TO PURCHASE OR SELL SUCH AN OPTION.

     4.9 FUTURES

     A Covered Person may purchase and sell exchange-traded futures and currency forwards.

     Purchases and sales of futures contracts on an individual security are subject to the lockout period (See Section 4.4 above). Purchases and sales of all futures contracts are subject to the holding period requirement (See Section
4.3 above).

NOTE: COVERED PERSONS MUST OBTAIN PRECLEARANCE APPROVAL TO PURCHASE OR SELL FUTURES CONTRACTS ON AN INDIVIDUAL SECURITY.

5. REPORTING AND CERTIFICATION REQUIREMENTS

     5.1 INITIAL HOLDINGS REPORT AND CERTIFICATION

     Within 10 days after a Covered Person commences employment, he/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. Interested Directors other than Covered Persons are also required to make this report within 10 days of becoming an Interested Director of a Fund.

EXCEPTIONS:  Covered Persons are not required to report holdings in:

o    U.S. REGISTERED OPEN-END MUTUAL FUNDS
o    U.S. GOVERNMENT SECURITIES(11)
o    MONEY MARKET INSTRUMENTS(12)
o ACCOUNTS OVER WHICH A COVERED PERSON HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL

However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

     5.2 QUARTERLY TRANSACTIONS REPORT FOR COVERED PERSONS AND INTERESTED DIRECTORS

     Within 10 days of the end of each calendar quarter, Covered Persons must file a report of all securities transactions on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Compliance Department contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).

     5.3 QUARTERLY TRANSACTIONS REPORT FOR INDEPENDENT DIRECTORS

     Directors of the Funds who are not affiliated with a UBS Global Advisor ("Independent Directors") must file a Quarterly Transactions Report with the Compliance Department only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director's Covered Accounts that:

     o    the security was purchased or sold by a Fund; or

     o    a purchase or sale of the security was considered for a Fund.

Independent Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

     5.4 ANNUAL CERTIFICATION FOR COVERED PERSONS, INTERESTED DIRECTORS AND INDEPENDENT DIRECTORS

     Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

6. ADMINISTRATION AND ENFORCEMENT

     6.1 REVIEW OF PERSONAL TRADING INFORMATION

     All information supplied in compliance with the Code, including the reports required by Section 5, will be reviewed by the Compliance Department. All information supplied may be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel of UBS Global, any party to which any investigation is referred by any of the foregoing, a Covered Person's supervisor (where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS Global is a member, and any state securities commission.

     6.2 ANNUAL REPORTS TO MUTUAL FUND BOARDS OF DIRECTORS AND UBS GLOBAL CEOS

     The Compliance Department will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Compliance Department will prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS Global Asset Management that:

     o describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

     o recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

     o certifies to the Boards that procedures have been adopted that are designed to prevent Access Persons(13) from violating the Code.

     6.3 SANCTIONS AND REMEDIES

     If the Compliance Department determines that a Covered Person or Fund Director has violated the Code, it may, in consultation with senior management, impose sanctions and take other actions deemed appropriate, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, suspending or terminating employment, and/or informing regulators if the situation warrants.

     As part of any sanction, the Compliance Department may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

----------
(1) When used in this Code "UBS Global Asset Management" and "UBS Global" includes UBS Global Asset Management (US) Inc., UBS Global Asset Management (Americas) Inc., UBS Global Asset Management (New York) Inc. and DSI International Management, Inc. We refer to these entities collectively as UBS Global Advisors.

(2) Advisory Client means any client (including mutual funds, closed-end funds and separate accounts) for which UBS Global serves as an investment adviser, to whom it renders investment advice, or for whom it makes investment decisions.

(3) Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

(4) This includes, for example, those who are interested persons by reason of having had, at any time since the beginning of the last two completed fiscal years, a material business or professional relationship with any affiliate of UBS AG.

(5) Beneficial interest in an account includes any direct or indirect financial interest in an account.

(6) Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

(7) Transactions effected through an investment club are subject to the reporting requirements outlined in Section 5.

(8) Note that Independent Directors of a mutual fund managed or advised by a UBS Global Advisor are prohibited from purchasing or otherwise acquiring or holding any security issued by UBS.

(9) The term "Broad-based Securities Index" is not easily defined. Generally, a Broad-based Securities Index covers a wide range of companies and industries. Only futures and options on a Broad-based Securities Index are exempt from the preclearance requirement. The Compliance Department will maintain a list of approved Broad-based Securities Indices and, if you are unsure as to whether a particular index qualifies under the Code, you should consult the Compliance Department.

(10) "Investment Personnel" include Covered Persons who are portfolio managers, research analysts, traders and any other person who, in connection with his or her regular functions or duties, makes or participates in making recommendations to clients regarding the purchase or sale of securities or has functions or duties relating to the making of recommendations regarding purchases and/or sales.

(11) Covered Persons are required to report transactions in Fannie Maes and Freddie Macs.

(12) Money Market Instruments include bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements.

(13) "Access Person" is generally defined under Rule 17j-1 under the Investment Company Act to include any director or officer of a fund or its investment adviser, and any employee of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities.

                                                                      APPENDIX A

                                  LIST OF FUNDS

The names listed in italics are the Trust names and the indented names are the fund names within each Trust.

UBS Financial Services Fund Inc.

UBS Index Trust
     UBS S&P 500 Index Fund

UBS Investment Trust
     UBS Tactical Allocation Fund

UBS Managed Investments Trust
     UBS Strategy Fund

UBS Securities Trust
     UBS Enhanced S&P 500 Fund
     UBS Enhanced Nasdaq-100 Fund

UBS Series Trust
     Tactical Allocation Portfolio

UBS PACE Select Advisors Trust
     UBS PACE Government Securities Fixed Income Investments UBS PACE Intermediate Fixed Income Investments
     UBS PACE Strategic Fixed Income Investments
     UBS PACE Municipal Fixed Income Investments
     UBS PACE Global Fixed Income Investments
     UBS PACE Large Company Value Equity Investments
     UBS PACE Large Company Growth Equity Investments
     UBS PACE Small/Medium Company Value Equity Investments
     UBS PACE Small/Medium Company Growth Equity Investments UBS PACE International Equity Investments
     UBS PACE International Emerging Markets Equity Investments

The UBS Funds
     UBS Global Balanced Fund
     UBS Global Equity Fund
     UBS Global Technology Fund
     UBS Global Biotech Fund
     UBS Global Bond Fund
     UBS U.S. Balanced Fund
     UBS U.S. Equity Fund
     UBS U.S. Large Cap Equity Fund
     UBS U.S. Large Cap Growth Fund
     UBS U.S. Small Cap Growth Fund
     UBS U.S. Bond Fund
     UBS U.S. Value Equity Fund
     UBS High Yield Fund
     UBS International Equity Fund

UBS Relationship Funds
     UBS Global Securities Relationship Fund
     UBS U.S. Equity Relationship Fund
     UBS U.S. Large Capitalization Equity Relationship Fund
     UBS U.S. Value Equity Relationship Fund
     UBS U.S. Small Cap Equity Relationship Fund
     UBS International Equity Relationship Fund
     UBS Emerging Markets Equity Relationship Fund
     UBS Short Term Relationship Fund
     UBS U.S. Bond Relationship Fund
     UBS High Yield Relationship Fund
     UBS Emerging Markets Debt Relationship Fund

CLOSED-END FUNDS

All-American Term Trust Inc. (AAT)
Global High Income Dollar Fund Inc. (GHI)
Insured Municipal Income Fund Inc. (PIF)
Investment Grade Municipal Income Fund Inc.(PPM)
Managed High Yield Plus Fund Inc. (HYF)
Strategic Global Income Fund, Inc. (SGL)
2002 Target Term Trust Inc. (TTR)
Fort Dearborn Income Securities

                                                                      APPENDIX B

                           UBS GLOBAL ASSET MANAGEMENT
                               TRADE REQUEST FORM
             (please complete a trade request for each transaction)

I hereby request permission to |_| BUY |_| SELL |_| TRANSFER (check one) the specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number:                                Broker:

Name of Security:                              Ticker Symbol:

Number of shares, units or contracts or face amount of bonds:

I HAVE READ THE CURRENT CODE OF ETHICS AND BELIEVE THAT THE ABOVE TRANSACTION COMPLIES WITH ITS REQUIREMENTS.

TO THE BEST OF MY KNOWLEDGE,

(I) NO ADVISORY CLIENT HAS PURCHASED OR SOLD THE SECURITY LISTED ABOVE DURING THE LAST FIVE DAYS;

(II) THE SECURITY INDICATED ABOVE IS NOT CURRENTLY BEING CONSIDERED FOR PURCHASE OR SALE BY ANY ADVISORY CLIENT; AND

(III) THE REQUESTED TRANSACTION WILL NOT RESULT IN A MISUSE OF INSIDE INFORMATION OR IN ANY CONFLICT OF INTEREST OR IMPROPRIETY WITH REGARD TO ANY ADVISORY CLIENT.

ADDITIONALLY: (PLEASE CHECK ANY OR ALL THAT APPLY)

     This investment is being purchased or sold in a private placement (if so, please complete the "Private Placement Request Form").

     The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after the purchase. ___________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

          PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

Employee Signature                 Print Name               Date Submitted

COMPLIANCE ONLY

Reviewed by:                       APPROVED                 DENIED

Date:

                                                                      APPENDIX C

DATE:

TO:            COMPLIANCE DEPARTMENT

FROM:

SUBJECT:       OUTSIDE ACCOUNT REQUEST FORM

================================================================================

A Covered Person requesting an exception to maintain or establish an outside account must complete and submit this memorandum to the Compliance Department. Once reviewed by Compliance, the Covered Person will be notified of the terms (if any) of the approval or denial. PLEASE BE SURE TO ATTACH ANY REQUIRED DOCUMENTATION PRIOR TO SUBMITTING THIS FORM TO THE COMPLIANCE DEPARTMENT.

NOTE: EXCEPT FOR THE LIMITED EXCEPTIONS NOTED IN THE UBS GLOBAL ASSET MANAGEMENT CODE OF ETHICS, ALL COVERED ACCOUNTS MUST BE MAINTAINED AT AN AUTHORIZED BROKER(1). A Covered Account is defined as: any account in which a Covered Person has a beneficial interest, and any account in which a Covered Person has the power, directly or indirectly, to make investment decisions and/or where the Covered Person acts as custodian, trustee, executor or a similar capacity.

1.   Name of Firm(s):
                              --------------------------------------------------
2.   Title(2) of Account(s):
                              --------------------------------------------------
3.   Type of Account(s):
                              --------------------------------------------------
4.   Account Number(s)(3)
                              --------------------------------------------------

5. Exceptions may only be granted in limited circumstances. Please check those that apply:

     |_|  A Covered Person is employed by another NYSE/NASD/NFA member firm.

     |_| A previously acquired investment involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

     |_| The funds are placed directly with an independent investment advisory firm under an arrangement whereby the Covered Person is completely REMOVED from the investment decision-making process. (Please attach a copy of the investment management agreement and other documentation granting discretionary authority)

     |_|  Other (please explain)

5. A copy of the account(s) statement(s) is attached to this memo. |_| YES |_| NO |_| ACCOUNT NOT OPEN YET
     (If the account exists but no statement is attached, please attach additional documentation that explains why)

6. Any other pertinent information that would be helpful in determining whether the request to maintain or establish an outside account should be approved:
              ------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

                EMPLOYEE                                 COMPLIANCE
                --------                                 ----------

Name:                                       Name:
      -------------------------------              -----------------------------
               (Please Print)                              (Please Print)

Dept:                                       Signature:
      ----------------------------------               -------------------------

Signature:                                  Date:
           ------------------------------         ---------------

Date:
      --------------------

----------
(1) See Appendix I in the Code of Ethics for the current list of Authorized Brokers.
(2) Name as it appears on the account.
(3) If this request is to maintain an existing account(s), please list the account number(s). If this request is to establish new account(s) for which you do not have the account number(s), please write "New Account."

                                                                      APPENDIX D

                UBS GLOBAL ASSET MANAGEMENT COMPLIANCE DEPARTMENT
                         51 WEST 52ND STREET, 14TH FLOOR
                             NEW YORK, NY 10019-6114
                              (FAX #: 212 882-5472)

TO:       COMPLIANCE DEPARTMENT

FROM:

DATE:

RE:       PRIVATE PLACEMENT REQUEST FORM

--------------------------------------------------------------------------------

As provided in section 4.7 of the UBS Global Asset Management Code of Ethics, if a Covered Person wants to participate in a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A COVERED PERSON MAY NOT PARTICIPATE IN ANY PARTNERSHIP OR PRIVATE PLACEMENT UNTIL HE/SHE RECEIVES WRITTEN PERMISSION FROM THE COMPLIANCE DEPARTMENT. ORAL DISCUSSIONS DO NOT CONSTITUTE APPROVAL UNDER ANY CIRCUMSTANCES.

INVESTMENT INFORMATION:

1.   Name of proposed investment:                Date of investment:
                                  --------------                     -----------

2.   Nature of investment:
                           -----------------------------------------------------

3.   Amount to be invested:             # of shares:        % ownership:
                            -----------              ------              -------

4.   Describe terms of investment:

          Equity or debt?         Open-ended or specific maturity date?
                          -------                                       --------

          Further investment contemplated?              Amount?
                                           -----------          ----------------

5.   Was this investment offered to you due to your affiliation with
     UBS Global?
                 ---------------------------------------------------------------

6. Do you have a position as officer of the company or other duties in connection with the investment?
                                     -------------------------------------------

7. Do you give investment advice to the company or any affiliate of the company? If so, please describe:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

8.   Are you informed or consulted about investments made by the company?

Describe:
          ----------------------------------------------------------------------

9. How frequently will you receive statements/communications regarding the investment?

     ---------------------------------------------------------------------------

10.  Is the company privately/publicly held?
                                             -----------------------------------

11.  If privately held, are you aware of any plan to bring the company public?

     ---------------------------------------------------------------------------

12. Have you informed the company that you are a "restricted person" in the event of an IPO of securities?
                                    --------------------------------------------

13.  Describe any connection(s) between the investment and UBS Global:
                                                                       ---------

     ---------------------------------------------------------------------------

14. To your knowledge, are there any UBS Global clients for whom this is an appropriate investment?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

15.  Describe any client connections to this investment:
                                                         -----------------------

16. Are you aware of any conflict between your duties at UBS Global and this investment?

     ---------------------------------------------------------------------------

Please attach any relevant reports/statements you can provide which describe this investment.

TO THE BEST OF MY KNOWLEDGE, THE INFORMATION PROVIDED ABOVE IS ACCURATE. I WILL NOTIFY THE COMPLIANCE DEPARTMENT IMMEDIATELY OF ANY MATERIAL CHANGES TO THE INFORMATION PROVIDED ABOVE.


                                                EMPLOYEE


                                                Name:
                                                     ---------------------------
                                                           (Please Print)

                                                Signature:
                                                          ----------------------

                                                Date:
                                                     ---------------------------

COMPLIANCE DEPARTMENT APPROVAL:

|_| Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby APPROVES the Covered Person's request to participate because the investment appears to present no conflict of interest with his/her duties to UBS Global Advisory Clients.

|_| Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby DISAPPROVES the Covered Person's request to purchase the private placement.

     *Please provide any additional relevant information with respect to your approval of the request to purchase this private placement:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------


                                                COMPLIANCE DEPARTMENT


                                                Name:
                                                     ---------------------------
                                                            (Please Print)

                                                SIGNATURE:
                                                          ----------------------

                                                Date:
                                                     ---------------------------

                                                                      APPENDIX E

                           UBS GLOBAL ASSET MANAGEMENT
                        INVESTMENT CLUB PRE-APPROVAL FORM

--------------------------------------------------------------------------------

DATE:
     ------------------

PERSONAL INFORMATION:

Name:
     -------------------------------------------
(please print)

Department:
           -------------------------------------
Title:
      ------------------------------------------

INVESTMENT CLUB INFORMATION:
(Please complete a separate form for each club)

Name of Investment Club:
                        --------------------------------------------------------

Are you an officer of the club? If so, please state your position.

------------------------------------------------------------------

Are you on an investment decision-making committee or are you involved in making security/investment transaction recommendations for the club independent of a committee? Please explain.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CERTIFICATION:

I understand that my activities with regard to the above investment club must comply with UBS Global Asset Management's Insider Trading Policies and the Code of Ethics. I will direct the investment club to send duplicate statements to the Compliance Department.

                                                                      APPENDIX F


MEMORANDUM

Date:

To:      Employee

cc:      XXXXX

From:    Compliance Department

Re:      Employee Discretionary Account Attestation

This memo outlines the agreed process for advisory accounts with ______________________. _______________________ has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.

If you discuss specific strategies, industries or securities with them, you agree to pre-clear any related trades that result from your discussion. As long as no discussions are held between you and _______________________relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades. You will, however, continue to be required to submit duplicate confirms and Quarterly Transactions Reports.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.

Please acknowledge this understanding by signing the bottom of this memo.

Compliance

UBS Global Employee's Acknowledgment

Agreed:                                 Date:
       ------------------------------        -----------------------

Independent Investment Advisor's Acknowledgement

Agreed:                                 Date:
       ------------------------------        -----------------------

Signature:                              Date:
          ---------------------------        -----------------------

                                                                      APPENDIX G

                           POLICIES AND PROCEDURES FOR
                       CONSULTANTS AND TEMPORARY EMPLOYEES

Consultants and temporary employees who are employed for less than 30 days, but who have access to UBS Global's trading information are subject to the following sections of the Code:

                    CONFLICTS OF INTEREST
                    Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Advisory Clients' and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with UBS Global. For further information, please refer to the Introduction to this Code of Ethics and/or contact the Compliance Department.

SECTION 3.2         REPORT COVERED ACCOUNTS TO COMPLIANCE
                    Consultants and temporary employees are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

SECTION 3.3 COPY THE COMPLIANCE DEPARTMENT ON TRADE CONFIRMATIONS Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

SECTION 4           TRADING RESTRICTIONS
                    Consultants and temporary employees are required to preclear all trades and all transactions are subject to the holding periods, lockout period requirements and other restrictions outlined in this section.

SECTION 5           REPORTING AND CERTIFICATION REQUIREMENTS
                    Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (Initial Holdings Report) at the time they are hired.

                                                                      APPENDIX H

TRANSACTION REQUIREMENT MATRIX

The following chart contains many of the common investment instruments, though it is NOT all-inclusive. Please refer to the Code of Ethics for additional information.

                                            PRECLEARANCE             REPORTING
TRANSACTION                                   REQUIRED?              REQUIRED?

MUTUAL
     Mutual Funds (Open-End)                    No                     No
     Mutual Funds (Closed-End)                  Yes                    Yes
     Unit Investment Trusts                     No                     Yes
     Variable & Fixed Annuities                 No                     No

EQUITIES
     UBS Stock                                  No                     Yes
     Common Stocks                              Yes                    Yes
     ADRs                                       Yes                    Yes
     DRIPS                                      No                     Yes
     Stock Splits                               No                     Yes
     Rights                                     No                     Yes
     Stock Dividend                             No                     Yes
     Warrants (exercised)                       Yes                    Yes
     Preferred Stock                            Yes                    Yes
     IPOs                                       PROHIBITED           PROHIBITED

OPTIONS (Stock)
     UBS (stock options)                        Yes                    Yes
     Common Stocks                              Yes                    Yes
     Exchange Traded Funds                      Yes                    Yes

FIXED INCOME
     US Treasury                                No                     No
     CDs                                        No                     No
     Money Market                               No                     No
     GNMA                                       No                     No
     Fannie Maes                                Yes                    Yes
     Freddie Macs                               Yes                    Yes

BONDS
     US Government                              No                     No
     Corporate                                  Yes                    Yes
     Convertibles (converted)                   Yes                    Yes
     Municipal                                  Yes                    Yes

PRIVATE PLACEMENTS                              Yes                    Yes

LIMITED PARTNERSHIPS                            Yes                    Yes

EXCHANGE-TRADED FUNDS

     Broad based ETFs(1)                        No                     Yes
     Industry or Sector Specific ETFs           Yes                    Yes
     All other Exchange Traded Funds            Yes                    Yes

----------
(1) These are ETFs that are broadly diversified and based on a broad index.

                                                                      APPENDIX I

                           LIST OF AUTHORIZED BROKERS

     1.   UBS PaineWebber Inc.
     2.   Fidelity Investments
     3.   Charles Schwab & Company
     4.   TD Waterhouse Investor Services, Inc.